SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  April 15, 2003

(Date of earliest event reported)

MIDDLEBURG FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia (State or Other Jurisdiction of Incorporation)	0-24159 (Commission File Number)	54-1696103 (IRS Employer Identification No.)

111 West Washington Street Middleburg, Virginia (Address of Principal Executive Offices)	20117 (Zip Code)

Registrant’s telephone number, including area code:

(703) 777-6327

Item 2.

Acquisition or Disposition of Assets.

On April 15, 2003, the Middleburg Bank (the “Bank”), a wholly owned subsidiary of Middleburg Financial Corporation (the “Company”), acquired 40% of the issued and outstanding membership interest units (the “Acquisition”) of Southern Trust Mortgage, LLC (“Southern Trust”).  The Bank acquired the membership interest units in equal proportion from the seven members of Southern Trust, all of whom own, in the aggregate, the remaining issued and outstanding units of Southern Trust.  Southern Trust is a regional mortgage lender headquartered in Norfolk, Virginia and has offices in Virginia, Maryland, North Carolina, South Carolina and Georgia.

The purchase price that the Company and the Bank paid in connection with the Acquisition consisted of $6.0 million in cash and 44,359 shares of the Company’s common stock (“Common Stock”).  The components of the purchase price were determined by arms-length negotiations between the parties.  Based upon a value for the 44,359 shares of Common Stock of $2.0 million, the aggregate purchase price paid by the Company and the Bank to the members of Southern Trust was approximately $8.0 million.

Item 7.

Financial Statements, Pro Forma Financial Information and Exhibits.

(a)

Financial Statements of Businesses Acquired

The financial statements of Southern Trust required to be included in this report are not included herein pursuant to Item 7(a)(4) and will be filed as soon as possible.

(b)

Pro Forma Financial Information

The pro forma financial information required to be included in this report are not included herein pursuant to Item 7(b)(2) and will be filed as soon as possible.

(c)

Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEBURG FINANCIAL CORPORATION

        (Registrant)

Date:  April 30, 2003

By:

/s/ Alice P. Frazier

Alice P. Frazier

Executive Vice President and

   Chief Financial Officer

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